                    Exhibit 99.1

Investor Contact	Media Contact
David Martin	Karen Tognarelli
+1.267.946.1407	+1.717.480.6145
dmartin@enviri.com	ktognarelli@enviri.com

FOR IMMEDIATE RELEASE

Enviri Corporation Reports Second Quarter 2026 Results

•Strong performance at Harsco Environmental and Rail, with each exceeding expectations in the quarter

•Strategic decision made to exit two European Harsco Rail ETO contracts, eliminating future execution risk, uncertainty, and cash outflows related to performance of these contracts; contract exits anticipated to conclude company's exposure to its legacy ETO contract risks (see separate news release)

•Second quarter revenues from Continuing Operations totaled $187 million as reported and $324 million excluding the effects of ETO contract exit adjustments, an increase of 2 percent over the prior year; historical Clean Earth results now reported as Discontinued Operations

•Second quarter GAAP consolidated loss from continuing operations of $297 million, including charges for exiting the Harsco Rail ETO contracts as well as transaction-related unusual items resulting from the sale of Clean Earth and spin-off

•Adjusted EBITDA in Q2 totaled $34 million

•Second quarter GAAP diluted loss per share from continuing operations of $10.70 and adjusted diluted loss per share of $0.63

•Credit Agreement net leverage ratio now at 1.9x based on new capital structure

•2026 Adjusted EBITDA outlook reaffirmed for Harsco Environmental and Harsco Rail

PHILADELPHIA (Aug. 11, 2026) - Enviri Corporation (NYSE: NVRI) (the "Company") today reported second quarter 2026 results. On a GAAP basis, the second quarter of 2026 diluted loss per share from continuing operations was $10.70, including expenses related to the sale of Clean Earth and spin-off of Harsco Environmental and Harsco Rail, adjustments related to the termination of certain Harsco Rail contracts, and restructuring costs. Adjusted diluted loss per share from continuing operations in the second quarter of 2026 was $0.63. These figures compare with a second quarter 2025 GAAP diluted loss per share from continuing operations of $1.70, which included contract adjustments in Harsco Rail, an asset impairment and site exit costs in Harsco Environmental, and strategic expenses, and an adjusted diluted loss per share from continuing operations of $0.84.

The GAAP consolidated loss from continuing operations for the second quarter of 2026 was $297 million, while Adjusted EBITDA excluding unusual items totaled $34 million in the quarter.

"During the second quarter, our team executed well, with Harsco Environmental and Rail each delivering results above the high end of our guidance ranges while end-markets have remained subdued,” said Enviri President and CEO Russell Hochman.

"In addition, we took meaningful action to advance our strategic priorities that improve our financial profile and earnings potential while strengthening Enviri’s position as a leader in our markets. These actions include the strategic decision to exit two European Rail ETO contracts, removing a source of business uncertainty and financial volatility, including cash flows related to performance under these contracts. We also concluded the initial stage of our comprehensive business review, aimed at reducing our business complexity and driving operational excellence, and we have recently begun implementing broad restructuring actions across the Company. Lastly, we are reaffirming our 2026 outlook and will continue to prioritize initiatives that will drive sustainable value creation for shareholders."
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Enviri Corporation—Selected Second Quarter Results

($ in millions, except per share amounts)	Q2 2026	Q2 2025
Revenues - GAAP	$187	$316
Adjusted revenues	$324	$316
Operating income/(loss) from continuing operations - GAAP	$(244)	$(32)
Income (loss) from continuing operations - GAAP	$(297)	$(45)
Diluted EPS from continuing operations - GAAP	$(10.70)	$(1.70)
Adjusted EBITDA	$34	$27
Adjusted EBITDA margin	10.4%	8.7%
Adjusted diluted EPS from continuing operations	$(0.63)	$(0.84)
Note: Adjusted diluted earnings (loss) per share from continuing operations, Adjusted EBITDA and Adjusted EBITDA margin presented throughout this release are adjusted for unusual items; in addition, adjusted diluted earnings per share from continuing operations is adjusted for acquisition-related amortization expense. See below for definitions of these non-GAAP measures and reconciliations to the most directly comparable GAAP financial measures.

Consolidated Second Quarter Operating Results
Consolidated revenues from continuing operations were $187 million. Harsco Environmental realized an increase in revenues compared with the second quarter of 2025, while revenues for Harsco Rail were essentially unchanged year-on-year when excluding the contract exit impacts on revenues.

The Company's GAAP consolidated loss from continuing operations was $297 million for the second quarter of 2026, compared with a GAAP consolidated loss of $45 million in the same quarter of 2025. Meanwhile, Adjusted EBITDA totaled $34 million in the second quarter of 2026 versus $27 million in the second quarter of the prior year. The increase in adjusted earnings is attributable to Harsco Environmental. Note that these results now exclude Clean Earth (reported as Discontinued Operations) and reflect that central costs previously allocated to Clean Earth ($1.9 million per quarter) are now included in the Corporate segment.

Second Quarter Business Review

Harsco Environmental

($ in millions)	Q2 2026	Q2 2025
Revenues	$266	$258
Operating income (loss) - GAAP	$13	$4
Adjusted EBITDA	$46	$40
Adjusted EBITDA margin	17.2%	15.5%

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Harsco Environmental revenues totaled $266 million in the second quarter of 2026, an increase of 3% compared with the prior-year quarter. This revenue increase is attributable to higher volumes (services and ecoproducts) and higher services pricing. The segment's GAAP operating income was $13 million, and Adjusted EBITDA totaled $46 million in the second quarter of 2026. These figures compare with GAAP operating income of $4 million and Adjusted EBITDA of $40 million in the prior-year period. The year-on-year change in adjusted earnings reflects the above-mentioned factors as well as internal improvement actions. As a result, Harsco Environmental's Adjusted EBITDA margin increased to 17.2% in the second quarter of 2026 versus 15.5% in the comparable quarter of 2025.

Harsco Rail

($ in millions)	Q2 2026	Q2 2025
Revenues - GAAP	$(79)	$58
Adjusted revenues	$58	$58
Operating income (loss) - GAAP	$(221)	$(20)
Adjusted EBITDA	$(5)	$(3)
Adjusted EBITDA margin	(8.0)%	(5.7)%

Harsco Rail revenues in the second quarter of 2026 totaled $(79) million. Excluding the adjustments resulting from the contract exits, revenues were $58 million, or unchanged year-over-year, as higher aftermarket volumes were offset by lower equipment and contracted services revenues. The segment's GAAP operating loss was $221 million, and Adjusted EBITDA loss was $5 million in the second quarter of 2026. These figures compare with a GAAP operating loss of $20 million and an Adjusted EBITDA loss of $3 million in the prior-year period. The year-on-year change in adjusted earnings is attributable to the above factors as well as a change in business mix.

Cash Flow
Net cash used by operating activities was $297 million in the second quarter of 2026, compared with net cash provided by operating activities of $22 million in the prior-year period. Adjusted free cash flow was $(9) million in the second quarter of 2026, compared with $(39) million in the prior-year period (excluding Clean Earth and any transaction-related expenditures, which include the repayment of the Company's accounts receivable securitization facility). The change in adjusted free cash flow compared with the prior-year quarter is attributable to higher cash earnings (adjusted for unusual items), working capital improvements, and lower net capital expenditures in Harsco Environmental and Rail.

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2026 Outlook
The Company is reaffirming its 2026 Adjusted EBITDA guidance for Harsco Environmental and Harsco Rail, with key business drivers as follows:

Harsco Environmental Adjusted EBITDA of $170 million to $180 million, which is modestly above prior-year results at the mid-point of the range. Higher services and products demand, along with new sites and improvement initiatives, are expected to be offset by site exits and certain 2025 items that are not anticipated to repeat in 2026 (such as the recovery of certain sales tax expenses in Brazil).

Harsco Rail Adjusted EBITDA of $(26) million to $(19) million, which is below 2025 as a result of lower standard equipment and contracted services demand and related manufacturing inefficiencies, partially offset by cost-out activities and benefits.

Conference Call
The Company will hold a conference call today at 9.00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. Those who wish to listen to the conference call webcast should visit investors.enviri.com, or by dialing (844) 539-1331 or (412) 652-1264 for international callers. Please ask to join the Enviri Corporation call. Listeners are advised to dial in approximately ten minutes prior to the call. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

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Forward-Looking Statements
The nature of the Company's business, together with the number of countries in which it operates, subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements regarding the expected timing, completion and effects of the transactions contemplated by the Merger Agreement and the Separation Agreement, including the sale of Clean Earth and the spin-off of New Enviri; statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings, including those under "2026 Outlook". Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "outlook," "plan," "contemplate," "project," "target" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) the possibility that the Merger and Separation may not ultimately achieve the expected benefits; (2) the Company's ability to effectively implement its business strategy and improvement initiatives and realize the expected benefits therefrom; (3) the Company's ability to successfully enter into new contracts and complete new acquisitions, divestitures, or strategic ventures in the time-frame contemplated or at all; (4) the Company’s inability to comply with applicable environmental and safety laws and regulations; (5) the Company’s inability to obtain, renew, or maintain compliance with its operating permits or license agreements; (6) various economic, business, and regulatory risks associated with the industries in which the Company operates; (7) the seasonal nature of the Company's business; (8) risks caused by customer concentration, fixed-price and long-term customer contracts, especially those related to complex engineered equipment and the competitive nature of the industries in which the Company operates; (9) the outcome of any disputes with customers, contractors and subcontractors; (10) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged or have inadequate liquidity) to maintain their credit availability; (11) higher than expected claims under the Company’s insurance policies, or losses that are uninsurable or that exceed existing insurance coverage; (12) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (13) the Company's ability to negotiate, complete, and integrate strategic transactions and joint ventures with strategic partners; (14) the Company’s ability to attract and effectively retain key
                                                6

management and employees, including due to unanticipated changes to demand for the Company’s services, disruptions associated with labor disputes, and increased operating costs associated with union organizations; (15) the Company's inability or failure to protect its intellectual property rights from infringement in one or more of the many countries in which the Company operates; (16) failure to effectively prevent, detect or recover from breaches in the Company's cybersecurity infrastructure; (17) changes in the worldwide business environment in which the Company operates, including changes in general economic and industry conditions and cyclical slowdowns impacting the steel and aluminum industries; (18) fluctuations in exchange rates between the U.S. dollar and other currencies in which the Company conducts business; (19) unforeseen business disruptions in one or more of the many countries in which the Company operates due to changes in economic conditions, changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards and amounts; political instability, civil disobedience, armed hostilities, public health issues or other calamities; (20) liability for and implementation of environmental remediation matters; (21) product liability and warranty claims associated with the Company’s operations; (22) the Company’s ability to comply with financial covenants and obligations to financial counterparties; (23) the Company’s outstanding indebtedness and exposure to derivative financial instruments that may be impacted by, among other factors, changes in interest rates; (24) tax liabilities and changes in tax laws; (25) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (26) risk and uncertainty associated with intangible assets; and (27) the other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found under the heading, "Risk Factors," of the Company's Information Statement, dated May 8, 2026, and attached as Exhibit 99.1 to the Company's Current Report on Form 8-K furnished to the SEC on May 11, 2026. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

Non-GAAP Measures
Measurements of financial performance not calculated in accordance with GAAP should be considered as supplements to, and not substitutes for, performance measurements calculated or derived in accordance with GAAP. Any such measures are not necessarily comparable to other similarly-titled measurements employed by other companies. The most comparable GAAP measures are included within the definitions below and reconciliations of these non-GAAP measures to the most directly comparable GAAP financial measures are included at the end of this press release.

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Adjusted diluted earnings (loss) per share from continuing operations: Adjusted diluted earnings (loss) per share from continuing operations is a non-GAAP financial measure and consists of diluted earnings (loss) per share from continuing operations adjusted for unusual items and acquisition-related intangible asset amortization expense. It is important to note that such intangible assets contribute to revenue generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized. The Company’s management believes Adjusted diluted earnings (loss) per share from continuing operations is useful to investors because it provides an overall understanding of the Company’s historical and future prospects. Exclusion of unusual items permits evaluation and comparison of results for the Company’s core business operations, and it is on this basis that management internally assesses the Company’s performance. Exclusion of acquisition-related intangible asset amortization expense, the amount of which can vary by the timing, size, and nature of the Company’s acquisitions, facilitates more consistent internal comparisons of operating results over time between the Company’s newly acquired and long-held businesses, and comparisons with both acquisitive and non-acquisitive peer companies.

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP financial measure and consists of income (loss) from continuing operations adjusted to add back income tax expense; equity income of unconsolidated entities, net; net interest expense; defined benefit pension income (expense); facility fees and debt-related income (expense); stock-based compensation expense; and depreciation and amortization (excluding amortization of deferred financing costs); and excludes unusual items. Segment Adjusted EBITDA consists of operating income from continuing operations adjusted to exclude unusual items and add back depreciation and amortization (excluding amortization of deferred financing costs). The sum of the Segments’ Adjusted EBITDA and Corporate Adjusted EBITDA (which is adjusted for all stock-based compensation expense) equals consolidated Adjusted EBITDA. The Company‘s management believes Adjusted EBITDA is meaningful to investors because management reviews Adjusted EBITDA in assessing and evaluating performance.

Adjusted free cash flow: Adjusted free cash flow is a non-GAAP financial measure and consists of net cash provided (used) by operating activities less capital expenditures and expenditures for intangible assets; and plus capital expenditures for strategic ventures, total proceeds from sales of assets and certain transaction-related / debt-refinancing expenditures. Adjusted free cash flow also excludes the impact of the Clean Earth business. The Company's management believes that Adjusted free cash flow is important to management and useful to investors as a supplemental measure as it indicates the cash flow available for working capital needs, repay debt obligations, invest in future growth through new business development activities, conduct strategic acquisitions or other uses of cash. It is important to note that Adjusted free cash flow does not represent the total residual cash flow
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available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements and settlements of foreign currency forward exchange contracts, are not deducted from this measure. This presentation provides a basis for comparison of ongoing operations and prospects.
# # #

About Enviri
Enviri is a global market leader providing environmental and operational solutions to the metal and rail industries. Based in Philadelphia, Pennsylvania, and operating in more than 30 countries, the company leverages over 170 years of industrial expertise to help customers improve operational performance, recover value from byproducts, enhance sustainability, and maintain critical infrastructure. Enviri's divisions, Harsco Environmental and Harsco Rail, combine deep operational capabilities with innovative technologies and global scale to deliver long-term value for customers, communities, and shareholders. Learn more at enviri.com.

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands, except per share amounts)	2026	2025	2026	2025
Revenues from continuing operations:
Service revenues	$257,856	$258,959	$516,126	$500,568
Product revenues	65,985	57,013	131,763	128,457
Product revenues - Rail contract exit-related adjustments	(136,499)	—	(136,499)	—
Total revenues	187,342	315,972	511,390	629,025
Costs and expenses from continuing operations:
Cost of services sold	214,536	214,903	427,723	413,714
Cost of products sold	60,139	68,339	122,403	120,717
Cost of products sold - Rail contract exit-related adjustments	70,890	—	70,890	—
Selling, general and administrative expenses	49,062	53,773	101,430	105,844
Research and development expenses	654	775	1,072	1,309
Property, plant and equipment impairment charge	—	7,386	—	7,386
Other expense (income), net	36,484	2,379	38,180	6,590
Total costs and expenses	431,765	347,555	761,698	655,560
Operating income (loss) from continuing operations	(244,423)	(31,583)	(250,308)	(26,535)
Interest income	580	414	1,038	868
Interest expense	(8,239)	(8,739)	(16,766)	(17,445)
Facility fees and debt-related income (expense)	(318)	(154)	(538)	(570)
Defined benefit pension income (expense)	(3,918)	(5,555)	(7,854)	(10,756)
Income (loss) from continuing operations before income taxes and equity in income	(256,318)	(45,617)	(274,428)	(54,438)
Income tax benefit (expense) from continuing operations	(40,548)	905	(45,694)	4,325
Equity in income (loss) of unconsolidated entities, net	50	44	73	72
Income (loss) from continuing operations	(296,816)	(44,668)	(320,049)	(50,041)
Discontinued operations:
Income (loss) from discontinued operations	(91,927)	2,182	(108,172)	4,753
Income tax benefit (expense) from discontinued operations	(5,767)	(4,269)	24,173	(9,278)
Income (loss) from discontinued operations, net of tax	(97,694)	(2,087)	(83,999)	(4,525)
Net income (loss)	(394,510)	(46,755)	(404,048)	(54,566)
Less: Net loss (income) attributable to noncontrolling interests	(1,485)	(1,058)	(2,612)	(2,259)
Net income (loss) attributable to Enviri Corporation	$(395,995)	$(47,813)	$(406,660)	$(56,825)
Amounts attributable to Enviri Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$(298,301)	$(45,726)	$(322,661)	$(52,300)
Income (loss) from discontinued operations, net of tax	(97,694)	(2,087)	(83,999)	(4,525)
Net income (loss) attributable to Enviri Corporation common stockholders	$(395,995)	$(47,813)	$(406,660)	$(56,825)

Weighted-average shares of common stock outstanding (a)	27,877	26,876	27,655	26,827
Basic earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(10.70)	$(1.70)	$(11.67)	$(1.95)
Discontinued operations	$(3.50)	$(0.08)	(3.04)	(0.17)
Basic earnings (loss) per share attributable to Enviri Corporation common stockholders (b)	$(14.21)	$(1.78)	$(14.70)	$(2.12)

Diluted weighted-average shares of common stock outstanding (a)	27,877	26,876	27,655	26,827
Diluted earnings (loss) per common share attributable to Enviri Corporation common stockholders:
Continuing operations	$(10.70)	$(1.70)	$(11.67)	$(1.95)
Discontinued operations	$(3.50)	$(0.08)	(3.04)	(0.17)
Diluted earnings (loss) per share attributable to Enviri Corporation common stockholders (b)	$(14.21)	$(1.78)	$(14.70)	$(2.12)

(a)
Weighted-average shares outstanding and earnings per share amounts for periods prior to the completion of the spin off have been retrospectively adjusted to reflect the impact of the Transactions on the Company's capital structure.

(b)	Earnings (loss) per share attributable to Enviri Corporation common stockholders is calculated based on actual amounts. As a result, these per share amounts may not total due to rounding.
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ENVIRI CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	June 30 2026	December 31 2025
ASSETS
Current assets:
Cash and cash equivalents	$253,427	$103,487
Restricted cash	49,915	21,677
Trade accounts receivable, net	249,730	267,439
Other receivables	28,938	43,627
Inventories	134,094	171,718
Current portion of contract assets	28,277	26,968
Prepaid expenses	30,636	52,521
Current portion of assets held-for-sale	—	24,173
Other current assets	15,852	9,256
Total current assets	790,869	720,866
Property, plant and equipment, net	405,394	424,099
Right-of-use assets, net	30,043	34,267
Goodwill	374,579	379,381
Intangible assets, net	14,723	16,095
Retirement plan assets	56,764	55,743
Deferred income tax assets	10,078	45,352
Assets held-for-sale	—	1,013,055
Other assets	40,336	53,931
Total assets	$1,722,786	$2,742,789
LIABILITIES
Current liabilities:
Short-term borrowings	$79	$11,490
Current maturities of long-term debt	8,469	14,373
Accounts payable	154,917	163,989
Accrued compensation	41,055	43,130
Income taxes payable	5,845	4,268
Reserve for contracts	189,525	61,037
Current portion of advances on contracts	8,763	7,982
Current portion of operating lease liabilities	10,551	11,654
Derivative liabilities	12,757	20,839
Current portion of liabilities held-for-sale	—	174,265
Other current liabilities	119,237	121,182
Total current liabilities	551,198	634,209
Long-term debt	380,539	1,480,072
Retirement plan liabilities	23,732	26,208
Operating lease liabilities	20,626	23,373
Environmental liabilities	19,105	19,105
Deferred tax liabilities	5,976	5,766
Liabilities held-for-sale	—	214,314
Other liabilities	38,923	44,155
Total liabilities	1,040,099	2,447,202
ENVIRI CORPORATION STOCKHOLDERS’ EQUITY
Common stock	—	149,519
Additional paid-in capital	680	273,436
Accumulated other comprehensive loss	(495,267)	(514,481)
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Retained earnings	1,133,668	1,211,234
Treasury stock	—	(864,646)
Total Enviri Corporation stockholders’ equity	639,081	255,062
Noncontrolling interests	43,606	40,525
Total equity	682,687	295,587
Total liabilities and equity	$1,722,786	$2,742,789

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ENVIRI CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
(In thousands)	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss)	$(394,510)	$(46,755)	$(404,048)	$(54,566)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	36,410	37,901	76,838	74,343
Amortization	5,809	7,561	13,653	14,964
Deferred income tax (benefit) expense	40,580	(5,176)	10,419	(7,999)
Equity in (income) loss of unconsolidated entities, net	(50)	(44)	(73)	(72)
Right-of-use assets	6,724	7,711	15,067	15,127
Property, plant and equipment impairment charge	—	7,386	—	7,386
Stock-based compensation	9,144	5,716	11,473	9,760
Contract exit charges	74,969	—	74,969	—
Other, net	2,852	(2,512)	1,177	(3,149)
Changes in assets and liabilities, net of acquisitions and dispositions of businesses:
Accounts receivable	(153,786)	(763)	(170,120)	(13,887)
Inventories	9,239	695	16,626	(7,283)
Contract assets	2,046	5,957	(4,517)	12,413
Accounts payable	(36,652)	1,578	(20,356)	10,716
Accrued interest payable	(4,695)	7,470	(11,423)	539
Accrued compensation	(24,765)	3,672	(16,717)	(11,433)
Advances on contracts and other customer advances	(154)	(3,554)	534	(18,324)
Operating lease liabilities	(6,307)	(7,643)	(14,630)	(15,078)
Retirement plan liabilities, net	3,536	5,061	7,066	9,717
Reserve for contracts	132,923	2,570	129,519	(6,477)
Other assets and liabilities	(251)	(4,858)	9,141	11,876
Net cash (used) provided by operating activities	(296,938)	21,973	(275,402)	28,573
Cash flows from investing activities:
Purchases of property, plant and equipment	(34,660)	(39,035)	(68,387)	(60,659)
Proceeds from CE Holdings Note	1,724,804	—	1,724,804	—
Deposit for commercial commitments	(25,000)	—	(25,000)	—
Proceeds from sales of assets	5,069	2,317	7,019	3,764
Expenditures for intangible assets	(23)	(44)	(208)	(51)
Net proceeds (payments) from settlement of foreign currency forward exchange contracts	(442)	(6,033)	852	(4,296)
Net cash (used) provided by investing activities	1,669,748	(42,795)	1,639,080	(61,242)
Cash flows from financing activities:
Short-term borrowings, net	(7,847)	3,019	(7,738)	5,831
Borrowings and repayments under Revolving Credit Facility, net	(557,000)	32,000	(526,000)	62,000
Repayments of Term Loan	(105,556)	(1,250)	(106,806)	(2,500)
Repayments of Senior Notes	(475,000)	—	(475,000)	—
Cash paid for finance leases and other long-term debt	(5,059)	(5,511)	(10,607)	(9,669)
Settlement of stock appreciation rights	(16,529)	—	(16,529)	—
Stock-based compensation - Employee taxes paid	(21,857)	(257)	(38,109)	(1,534)
Other financing activities, net	(2,802)	—	(2,802)	—
Net cash (used) provided by financing activities	(1,191,650)	28,001	(1,183,591)	54,128
Effect of exchange rate changes on cash and cash equivalents, including restricted cash	706	1,927	(2,093)	1,918
Net increase (decrease) in cash and cash equivalents, including restricted cash	181,866	9,106	177,994	23,377
Cash and cash equivalents, including restricted cash and cash included in Current portion of assets held-for-sale, at beginning of period	121,476	104,429	125,348	90,158
Cash and cash equivalents, including restricted cash, at end of period	$303,342	$113,535	$303,342	$113,535
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ENVIRI CORPORATION REVIEW OF OPERATIONS BY SEGMENT (Unaudited)
	Three Months Ended
	June 30, 2026		June 30, 2025
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$266,160	$12,976	$258,009	$4,251
Harsco Rail	(78,818)	(220,846)	57,963	(20,325)
Corporate	—	(36,553)	—	(15,509)
Consolidated Totals	$187,342	$(244,423)	$315,972	$(31,583)

	Six Months Ended
	June 30, 2026		June 30, 2025
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)
Harsco Environmental	$522,877	$23,005	$501,115	$14,324
Harsco Rail	(11,487)	(224,043)	127,910	(13,187)
Corporate	—	(49,270)	—	(27,672)
Consolidated Totals	$511,390	$(250,308)	$629,025	$(26,535)

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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM CONTINUING OPERATIONS TO INCOME (LOSS) FROM CONTINUING OPERATIONS, NET OF TAX, AS REPORTED (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(in thousands, except per share amounts)	2026	2025	2026	2025
Income (loss) from continuing operations, net of tax, as reported	$(298,301)	$(45,726)	$(322,661)	$(52,300)

Adjustments:
Change in provision for forward losses and other contract-related costs on certain contracts (a)	—	15,854	—	5,402
Loss on contract exits (a)	207,390	—	207,390	—
Strategic costs (b)(c)	29,327	1,325	30,773	2,850
Restructuring and related costs (d)	9,911	—	10,559	3,333
Contract termination charge (b)	—	(2,249)	—	(2,249)
Site exit costs (c)	—	10,281	—	10,281
Income tax impact from adjustments above (e)	33,256	(2,649)	33,256	(3,295)
Adjusted income (loss) from continuing operations, including acquisition amortization expense	(18,417)	(23,164)	(40,683)	(35,978)
Acquisition amortization expense, net of tax (f)	804	630	1,652	1,189
Adjusted income (loss) from continuing operations, net of tax	$(17,613)	$(22,534)	$(39,031)	$(34,789)

Diluted weighted average shares of common stock outstanding	27,877	26,876	27,655	26,827
Diluted earnings (loss) per share from continuing operations, as reported (g)	$(10.70)	$(1.70)	$(11.67)	$(1.95)
Adjusted diluted earnings (loss) per share from continuing operations (g)	$(0.63)	$(0.84)	$(1.41)	$(1.30)

(a)
Classified in Total revenues, which included a $136.5 million decrease for the three and six months ended June 30, 2026 and a $12.2 million increase for the six months ended June 30, 2025 related to adjustments for certain Harsco Rail contracts, as well as in Cost of products sold, which included a $70.9 million increase in expense for the three and six months ended June 30, 2026 and a $15.9 million and $17.6 million increase in expense for the three and six months ended June 30, 2025, respectively, related to adjustments for certain Harsco Rail contracts.

(b)	Classified in Selling, general and administrative expenses for costs incurred during the three and six months ended June 30, 2025.
(c)	Classified in Other expense (income), net for costs incurred during the three and six months ended June 30, 2026.
(d)	Classified in Other expense (income), net for costs incurred during the three and six months ended June 30, 2026 and 2025.
(e)	Unusual items are tax-effected at the global effective tax rate before discrete items in effect during the year the unusual item is recorded.
(f)
Pre-tax acquisition amortization expense was $0.8 million and $1.7 million for the three and six months ended June 30, 2026, respectively, and $0.7 million and $1.3 million for the three and six months ended June 30, 2025, respectively.

(g)	Amounts above are rounded and recalculation may not yield precise results.

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ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)
(In thousands)	Harsco Environmental	Harsco Rail	Corporate	Consolidated Totals

Three Months Ended June 30, 2026:
Operating income (loss), as reported	$12,976	$(220,846)	$(36,553)	$(244,423)
Strategic costs	2,265	—	27,062	29,327
Restructuring and related costs	2,485	7,426	—	9,911
Contract exits	—	207,390	—	207,390

Operating income (loss), adjusted	17,726	(6,030)	(9,491)	2,205
Stock-based compensation	—	—	1,652	1,652
Depreciation	27,438	1,185	231	28,854
Amortization	568	245	—	813
Adjusted EBITDA	$45,732	$(4,600)	$(7,608)	$33,524
Revenues, as reported	$266,160	$(78,818)		$187,342
Contract exits	—	136,499		136,499
Revenues, adjusted	$266,160	$57,681		$323,841
Adjusted EBITDA margin (%)	17.2%	(8.0)%		10.4%

Three Months Ended June 30, 2025:
Operating income (loss), as reported	$4,251	$(20,325)	$(15,509)	$(31,583)
Strategic costs	—	—	1,325	1,325
Contract termination charge	(2,249)	—	—	(2,249)
Change in provision for forward losses and other contract-related costs on certain contracts	—	15,854	—	15,854
Site exit costs	10,281	—	—	10,281
Operating income (loss), excluding unusual items	12,283	(4,471)	(14,184)	(6,372)
Stock-based compensation	—	—	4,736	4,736
Depreciation	27,046	1,051	255	28,352
Amortization	571	106	—	677
Adjusted EBITDA	$39,900	$(3,314)	$(9,193)	$27,393
Revenues, as reported	$258,009	$57,963		$315,972
Adjusted EBITDA margin (%)	15.5%	(5.7)%		8.7%

                                                16

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA BY SEGMENT TO OPERATING INCOME (LOSS), AS REPORTED, BY SEGMENT (Unaudited)

(In thousands)	Harsco Environmental	Harsco Rail	Corporate	Consolidated Totals

Six Months Ended June 30, 2026:
Operating income (loss), as reported	$23,005	$(224,043)	$(49,270)	$(250,308)
Strategic costs	2,265	—	28,508	30,773
Restructuring and related costs	2,485	8,074	—	10,559
Contract exits	—	207,390	—	207,390
Operating income (loss), adjusted	27,755	(8,579)	(20,762)	(1,586)
Stock-based compensation	—	—	4,174	4,174
Depreciation	55,334	2,381	464	58,179
Amortization	1,140	530	—	1,670
Adjusted EBITDA	$84,229	$(5,668)	$(16,124)	$62,437
Revenues, as reported	$522,877	$(11,487)		$511,390
Contract exits	—	136,499		136,499
Revenues, adjusted	$522,877	$125,012		$647,889
Adjusted EBITDA margin (%)	16.1%	(4.5)%		9.6%

Six Months Ended June 30, 2025:
Operating income (loss), as reported	$14,324	$(13,187)	$(27,672)	$(26,535)
Change in provision for forward losses and other contract-related costs on certain contracts	—	5,402	—	5,402
Strategic costs	—	—	2,850	2,850
Contract termination charge	(2,249)	—	—	(2,249)
Site exit costs	10,281	—	—	10,281
Restructuring and related costs	3,333	—	—	3,333
Operating income (loss), adjusted	25,689	(7,785)	(24,822)	(6,918)
Stock-based compensation	—	—	7,971	7,971
Depreciation	52,555	2,083	536	55,174
Amortization	1,111	173	—	1,284
Adjusted EBITDA	$79,355	$(5,529)	$(16,315)	$57,511
Revenues, as reported	$501,115	$127,910		$629,025
Adjusted EBITDA margin (%)	15.8%	(4.3)%		9.1%
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ENVIRI CORPORATION RECONCILIATION OF CONSOLIDATED ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)
	Three Months Ended June 30
(In thousands)	2026	2025
Consolidated income (loss) from continuing operations	$(296,816)	$(44,668)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(50)	(44)
Income tax expense (benefit) from continuing operations	40,548	(905)
Defined benefit pension expense (income)	3,918	5,555
Facility fees and debt-related expense (income)	318	154
Interest expense	8,239	8,739
Interest income	(580)	(414)
Depreciation	28,854	28,352
Amortization	813	677
Stock-based compensation	1,652	4,736

Unusual items:
Change in provision for forward losses and other contract-related costs on certain contracts	—	15,854
Strategic costs	29,327	1,325
Restructuring and related costs	9,911	—
Contract exits	207,390	—
Contract termination charge	—	(2,249)
Site exit costs	—	10,281
Consolidated Adjusted EBITDA	$33,524	$27,393

                                                18

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED EBITDA TO CONSOLIDATED INCOME (LOSS) FROM CONTINUING OPERATIONS AS REPORTED (Unaudited)

	Six Months Ended June 30
(In thousands)	2026	2025
Consolidated income (loss) from continuing operations	$(320,049)	$(50,041)

Add back (deduct):
Equity in (income) loss of unconsolidated entities, net	(73)	(72)
Income tax expense (benefit) from continuing operations	45,694	(4,325)
Defined benefit pension expense	7,854	10,756
Facility fee and debt-related expense	538	570
Interest expense	16,766	17,445
Interest income	(1,038)	(868)
Depreciation	58,179	55,174
Amortization	1,670	1,284
Stock-based compensation	4,174	7,971

Unusual items:
Change in provision for forward losses and other contract-related costs	—	5,402
Strategic costs	30,773	2,850
Restructuring and related costs	10,559	3,333
Contract exits	207,390	—
Contract termination charge	—	(2,249)
Site exit costs	—	10,281
Adjusted EBITDA	$62,437	$57,511

                                                19

ENVIRI CORPORATION RECONCILIATION OF PROJECTED ADJUSTED EBITDA BY SEGMENT USING MID-RANGE POINTS FOR EACH TO PROJECTED OPERATING INCOME (LOSS) BY SEGMENT (Unaudited)

(Amounts in millions)	Harsco Environmental	Harsco Rail

Projected Twelve Months Ending December 31, 2026
Projected operating income (loss)	$54	$(244)
Strategic costs	2	—
Restructuring and related costs	2	8
Contract exits	—	207
Operating income (loss), adjusted	59	(28)
Depreciation	114	5
Amortization	2	1
Projected adjusted EBITDA	$175	$(23)
Adjusted revenues	$1,018	$227
Adjusted EBITDA margin (%)	17.2%	(9.9)%

                                                20

ENVIRI CORPORATION RECONCILIATION OF ADJUSTED FREE CASH FLOW TO NET CASH PROVIDED (USED) BY OPERATING ACTIVITIES (Unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
(In thousands)	2026	2025	2026	2025
Net cash provided (used) by operating activities	$(296,938)	$21,973	$(275,402)	$28,573
Less capital expenditures	(34,660)	(39,035)	(68,387)	(60,659)
Less expenditures for intangible assets	(23)	(44)	(208)	(51)
Plus capital expenditures for strategic ventures (a)	193	786	340	1,135
Plus total proceeds from sales of assets (b)	5,069	2,317	7,019	3,764
Plus transaction-related expenditures (c)	131,943	—	136,268	—
Plus repayment of revolving trade receivables securitization facility (d)	160,000	—	160,000	—
Clean Earth free cash flow deficit (benefit)	25,547	(25,226)	8,089	(45,069)
Adjusted free cash flow	$(8,869)	$(39,229)	$(32,281)	$(72,307)

(a)	Capital expenditures for strategic ventures represent the partner’s share of capital expenditures in certain ventures consolidated in the Company’s consolidated financial statements.
(b)	Asset sales are a normal part of the business model, primarily for the Harsco Environmental segment.
(c)	Includes expenditures directly related to the Company's divestiture transactions and other strategic costs incurred at Corporate, including payments made to certain employees as part of the Company's long-term incentive plan.

(d)	Includes the repurchase of accounts receivable related to the Company's revolving trade receivables securitization facility that was required to be terminated with the sale of Clean Earth.

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